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                                                                     EXHIBIT 4.8

                              CERTIFICATE OF TRUST

                                       OF

                           REGIONS FINANCING TRUST III

         This Certificate of Trust of Regions Financing Trust III (the "Trust"), dated November 20, 2001, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C.ss.3801, et seq.) (the "Act").

         1. Name. The name of the business trust being formed hereby is Regions Financing Trust III.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is Bankers Trust (Delaware), a Delaware banking corporation, Montgomery Building, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805.

         3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

         4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.



                             BANKERS TRUST COMPANY, a New York
                             banking corporation, not in its individual capacity but solely as trustee



                             By: /s/ Tracy Salzman
                                ------------------------------------------------
                                Name: Tracy Salzman
                                Title: Associate



                             BANKERS TRUST (DELAWARE), a Delaware
                             banking corporation, not in its individual capacity but solely as trustee



                             By: /s/ Elizabeth B. Ferry
                                ------------------------------------------------
                                Name: Elizabeth B. Ferry
                                Title: Assistant Vice President